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                                                                    Exhibit 10.6


                                          February ___, 2001


GBI Capital Partners Inc.
1055 Stewart Avenue
Bethpage, NY  11714

            RE:   UNITY EMERGING TECHNOLOGY VENTURE ONE LTD.

Gentlemen:

      This letter will confirm the agreement of the undersigned, individually and on behalf of his affiliates, to purchase (i) units ("Units") of Unity Emerging Technology Venture One Ltd. (the "Company") being sold in the Company's initial public offering ("IPO"), and (ii) class A warrants of the Company (the "Warrants") underlying the Units, upon the terms and conditions set forth herein. Each Unit consists of one share of common stock, par value $.0001 (the "Common Stock"), of the Company and one Class A Warrant. The shares of Common Stock and the Class A Warrants will not be separately tradeable until 90 days after the effective date of the Company's IPO unless GBI Capital Partners Inc. ("GBI") informs the Company of its decision to allow earlier separate trading (the "Separation Date").

      The undersigned agrees that this letter agreement constitutes an irrevocable order for GBI to purchase for his account or for the accounts of his affiliates up to an aggregate of (i) _______ Units at the IPO price of $6.00 per Unit (the "Unit Purchase") and (ii) _______ Class A Warrants within the first ten days after the Separation Date (the "Warrant Purchase"). The undersigned may notify GBI that all or part of the Unit Purchase or Warrant Purchase will be made by an affiliate who has an account at GBI and, in such event, GBI will make such purchase on behalf of said affiliate; provided, however, that the undersigned hereby agrees to make payment of the purchase price of such purchase in the event that the affiliate fails to make such payment.

      The undersigned also agrees that the Unit Purchase may not be sold until the earlier of six months following the completion of a business combination as described in the Company's registration statement on Form S-1 (File No. 333-36754) or the Company's liquidation.

                             Very truly yours,


                             By:____________________